CROSS-REFERENCE SHEET

Location in the 2025 Ontario Budget: A Plan to Protect Ontario included as Exhibit (99.4), in the Public Accounts of Ontario: 2024-2025 Annual Report and Consolidated Financial Statements included as Exhibit (99.8), in the 2025 Ontario Economic Outlook and Fiscal Review: A Plan to Protect Ontario included as Exhibit (99.9) and in the Additional Information Relating to the Province included as Exhibit (99.2)

Province of Ontario

Overview

Area and Population	Ex. 99.2, page 2

Government	Ex. 99.2, page 2

Constitutional Framework	Ex. 99.2, page 2

Operational Framework	Ex. 99.2, page 2

Implications for Provincial Financial Statements	Ex. 99.2, page 2

Foreign Relations	Ex. 99.2, page 3

The Budget and Quarterly Reporting	Ex. 99.2, page 3

Economy and Public Finance:

Ontario’s Economic and Fiscal Outlook in Brief	Ex. 99.4, pages 1-20 Ex. 99.9, pages 1-18

A Plan to Protect Ontario	Ex. 99.4, pages 21-130 Ex. 99.9, pages 19-122

Economic Performance and Outlook	Ex. 99.4, pages 131-162 Ex. 99.9, pages 123-144

Ontario’s Fiscal Plan and Outlook	Ex. 99.4, pages 163-194 Ex. 99.9, pages 145-170

Borrowing and Debt Management	Ex. 99.4, pages 195-216 Ex. 99.9, pages 171-188

Details of Tax Measures and Other Legislative Initiatives	Ex. 99.4, pages 217-232 Ex. 99.9, pages 189-198

Economic Statistics and Tables

Economic Data Tables	Ex. 99.2, pages 50-72

Ten-Year Review of Selected Financial and Economic Statistics	Ex. 99.4, pages 192-193 Ex. 99.9, page 168-169

VII

Financial Reporting: Fiscal 2024-25

Highlights	Ex. 99.8, pages 5-8

Analysis of 2024-25 Results	Ex. 99.8, pages 9-30

Consolidated Financial Statements and Notes	Ex. 99.8, pages 43-116 Ex. 99.4, pages 215-216

Details of Revenue	Ex. 99.8, pages 98-101

Expense by Sector	Ex. 99.8, pages 102-103

Ontario Electricity Industry	Ex. 99.2, pages 43-45 Ex. 99.4, pages 31, 46-49, 109 Ex. 99.8, pages 16, 65, 98-99, 106, 115 Ex. 99.9, pages 27-29, 35-38, 93

Public Debt:

Publicly Held Debt Summary	Ex. 99.2, page 4 Ex. 99.8, pages 5-7, 21, 27-28, 53-67, 91-96

Debt Issuances Since 2024-25 Fiscal Year End	Ex. 99.2, pages 5-6

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2, pages 18-37

SEC Registered Debt	Ex. 99.2, page 38

Assets and Liabilities	Ex. 99.8, pages 5-7, 22-28, 39-41, 54,62-64, 80-86, 91-96

Consolidated Debt of the Province of Ontario	Ex. 99.8, pages 5-7, 21, 27-28, 62, 65-67, 93-94

Pensions and Other Employee Future Benefits	Ex. 99.8, pages 27-28, 47, 54 – 56, 59-63, 75-81, 93, 95, 102-104, 114, 124

Risk Management and Derivative Financial Instruments	Ex. 99.8, pages 29-30, 68-72

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2, pages 41-42 Ex. 99.8, pages 84-86

Claims Against the Crown	Ex. 99.2, pages 46-49 Ex. 99.8, page 85

VIII